Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

February 10, 2025

Via Hand Delivery and Email

Ms. Jennifer Kartono
[***]

RE: Separation and Release Agreement

Dear Jennifer,

This letter confirms our agreement regarding your separation from employment with Crane NXT, Inc (“Company”). Please read this letter carefully so that you understand the benefits that you will be entitled to if you sign this Separation and Release Letter Agreement (Agreement). You and the Company (together, the Parties) agree as follows:

1.Garden Leave and Termination of Employment Relationship: From March 1, 2025, through the Termination Date, you will remain an employee of the Company, will perform transitional duties and tasks as requested by Aaron Saak or his designee, and will not be required to come to the office, unless requested. This period is hereinafter referred to as your “Garden Leave.” During your Garden Leave:
a.Your benefits and salary will continue at present levels.
b.You shall not work for any employer other than the Company and you shall not work on a self-employed basis.
c.The terms and conditions of your employment, including, but not limited to, your obligations of fidelity, confidentiality and security, and your obligations under the Confidentiality, Non-Solicit, and Non-Compete Agreement (attached as Exhibit A), will remain in full force and you expressly agree and acknowledge that those certain post-employment protective covenants set forth in Paragraph 3 of Exhibit A are binding and applicable to you and that your termination is not within any of the exceptions delineated in that paragraph.
d.You will not accrue any vacation during your Garden Leave.
e.You will not be eligible to receive any equity grants during your Garden Leave or otherwise at any time in 2025.
Assuming you remain an employee in good standing from and after the date of this Agreement and/or during your Garden Leave (as applicable), you will be eligible to: (i) vest in your outstanding grants of restricted share units, performance-based restricted share units, and shares subject to non-qualified stock options if and to the extent such awards are scheduled to vest on or before the Termination Date (as defined below); and (ii) participate in the Company’s Annual Incentive Plan for the 2024 plan year according to established terms and conditions and relevant performance metrics.
Notwithstanding the foregoing, nothing herein shall be construed as creating an employment contract for a fixed term, and the Company shall have the exclusive and unrestricted right in its sole discretion to accelerate the Termination Date at will.

Your employment by the Company will end on April 25, 2025 (Termination Date). You will remain eligible to apply for future employment opportunities with the Company and will be coded in the Company’s systems / records as eligible for rehire. On the Termination Date you will return possession of your Company leased vehicle in good working order at the direction of Paul Igoe, Esquire, and all other Company-owned equipment, including computers and cell phones, to the extent they were not returned to the Company at the start of your Garden Leave. The parties agree that this Termination Date is more than twenty-four (24) months after the initiation of your employment, such that you have met the service requirements set forth in paragraph 4 of your March 3, 2023 offer letter and are under no obligation to repay any portion of the sign on bonus you received in connection with your hire.
We have included with this letter certain information regarding your health insurance benefits, your 401k benefits, and other benefits that will be affected by this termination. If you have participated in the Company’s health insurance plans you will also receive, under separate cover, a COBRA notice. You should also contact Mr. Igoe if you have questions regarding any of your benefits.
2.Consideration: In return for your promises and undertakings set forth in this Agreement and in the Supplemental Release (in the form attached hereto as Exhibit B) and provided that you sign and return this Agreement and the Supplemental Release and do not revoke either, the Company offers the Garden Leave and its attendant opportunity to vest in certain share units and stock options described in Paragraph 1 above, and the following severance:
a.The Company agrees to pay you a lump sum severance in the gross amount of $440,000 (the “Severance Payment”) representing the aggregate of your salary for the period April 26, 2025, to April 25, 2026.
b.The Company agrees to pay you a lump sum in the gross amount of $51,000 representing your payout under the Company’s Annual Incentive Plan for the 2025 plan year.
c.The Company agrees to pay you as severance a COBRA payment for Family Medical, Dental and Vision coverage in the amount of $59,182.80 (the “COBRA Payment”), which amount represents the gross cost of COBRA during the period referenced immediately above.
d.The Company agrees to pay you vacation accrued and unused as of your Termination Date in your final payroll (which is subject to ordinary federal and state tax and other withholdings but will not be treated as compensation for purposes of eligibility or benefits under any benefit plan of the Company).
e.The Company agrees to pay you your vested deferred compensation in accordance with the payment terms thereof, typically paid within seven months following your Termination Date (paid by November 25, 2025), the current projected value of which is $5,820.00, which is which is subject to ordinary federal and state tax and other withholdings but will not be treated as compensation for purposes of eligibility or benefits under any benefit plan of the Company.
f.The Company agrees not to contest any application for unemployment benefits.

Provided that the Supplemental Release has become effective and irrevocable in accordance with its terms, the Severance Payment and COBRA Payment will be paid within 14 days after the later of the Termination Date or the execution and delivery of the Supplemental Release (but in any event within 60 days of the Termination Date). The Severance Payment and COBRA Payment are subject to ordinary federal and state tax and other withholdings but will not be treated as compensation for purposes of eligibility or benefits under any benefit plan of the Company.

Your entitlement to and participation in health, welfare and retirement benefits, including any 401(k) and pension, are governed by the terms and conditions of the respective plans.
3.Full and Final Release: In exchange for the benefits provided by the Company under this Agreement, you fully and forever release and discharge the Company, its parents, subsidiaries, affiliates, and related entities and all of their respective agents, attorneys, employees, officers, directors, shareholders, members, managers, employee benefit plans and fiduciaries, insurers, successors, and assigns (the “Released Parties”) from any and all claims and potential claims, whether known or unknown, which you have asserted or could assert against the Released Parties arising out of or relating in any way to any acts, circumstances, facts, transactions, or omissions, occurring up to and including the date you sign this Agreement (Claims). You understand that you are releasing such Claims on behalf of yourself and all persons who could make Claims under, through or by you, such as your spouse, heirs, executors or assignees.
This release includes, but is not limited to, (i) any and all Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (ADEA), the Family and Medical Leave Act (FMLA), the Employee Retirement Income Security Act (ERISA), the National Labor Relations Act (NLRA), the Pregnancy Discrimination Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act (ADA), the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Massachusetts Fair Employment Practices Act, the Massachusetts Payment of Wages Law, the Massachusetts Minimum Wage Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act,  the Massachusetts Labor and Industries Act,  the Massachusetts Privacy Act, the Massachusetts Independent Contractor Statute, the Massachusetts Earned Sick Time Law, the Anti-discrimination provisions of the Massachusetts Paid Family and Medical Leave Act, any amendments to such laws, any other federal, state, or local constitution, charter, law, rule, ordinance, regulation, or order; (ii) Claims based on veterans status; (iii) Claims in equity or under common law including but not limited to claims for tort, breach of contract (express or implied, written or oral), wrongful discharge, defamation, emotional distress, and negligence.
You also agree to sign the Supplemental Release, attached hereto as Exhibit B, within 21 days after the Termination Date. The execution of the Supplemental Release is a material term of this Agreement.
Nothing in this Agreement is intended to waive claims (a) under COBRA or for unemployment, workers’ compensation, or disability insurance benefits, (b) for vested rights under employee compensation and benefit plans as applicable on the date you sign this Agreement, (c) that may arise after you sign this Agreement (except as covered by the Supplemental Release attached hereto as Exhibit B), (d) for reimbursement of expenses under the Company’s expense reimbursement policies, (e) challenging the Company’s failure to comply with its promises under this Agreement, or (f) that controlling law clearly states may not be released by private agreement.
4.Non-Admission: This Agreement shall not be construed as an admission by the Released Parties of any liability or acts of wrongdoing or unlawful conduct, nor shall it be considered to be evidence of such liability, wrongdoing, or unlawful discrimination.

5.Proprietary Information: Subject to the provision titled “Protected Rights” in the Supplemental Release, (x) You agree to, and understand that you are required to, return all confidential and proprietary information, computer hardware or software, files, papers, memoranda, correspondence, customer lists, financial data, credit cards, keys, tape recordings, pictures, and security access cards, and any other items of any nature which are the property of the Company; (y) You further agree not to retain any tangible or electronic copies of any such property in your possession or under your control and (z) To the fullest extent permitted by law, you also agree to retain in confidence any confidential information known to you concerning the Company until such information is publicly available.

6.Non-Disparagement: Subject to the provision titled “Protected Rights” in the Supplemental Release, you agree not to make statements that are in any way disparaging or negative towards the Released Parties or their products and services. The Company agrees to instruct its executive officers not to make any statements that are in any way disparaging or negative towards you.

7.Reference: You agree to direct all requests for employment references to the General Counsel of the Company (who, at present, is Paul Igoe, Esquire). In accordance with Company policy, the Company will verify salary or wage information only if provided with an appropriate written authorization and release, signed by you.

8.Corporate Officer Positions: The Company will remove you from any director and officer positions you may hold with the Company or any of its subsidiaries and affiliates by the Termination Date. Effective as of March 1, 2025, you shall cease to be an executive officer of the Company.

9.Applicable Law/Venue: This Agreement shall be interpreted under the law of the Commonwealth of Massachusetts, without regard to conflicts of laws principles. Actions to enforce this Agreement will be commenced in the state or federal courts, as applicable, of the Commonwealth of Massachusetts.

10.Complete Release: This Release constitutes the complete and total agreement between you and the Company with respect to issues addressed in this Agreement. You may have additional obligations under other agreements with the Company (including but not limited to your Confidentiality, Non-Solicit and Non-Compete Agreement, a copy of which is attached hereto as Exhibit A) or at law related to intellectual property, inventions, business ideas, confidentiality of corporate information, unfair competition, or providing for arbitration or other dispute resolution programs, all of which obligations remain extant and which, by signing this Agreement, you ratify and affirm, except that the Company hereby waives and releases you from your “noncompete covenant” set forth in Paragraph 3 (c) of Exhibit A. You represent that you are not relying on any other written or oral representations not fully expressed in this document. You agree that this Agreement shall not be modified, altered, or discharged except by written instrument signed by you and an authorized Company representative. The headings in this document are for reference only and shall not in any way affect the meaning or interpretation of this Agreement.

11.Severability: You agree that should any part of this Agreement except the release of claims be found to be void or unenforceable by a court of competent jurisdiction, that determination will not affect the remainder of this Agreement.

12.Use As Evidence: The Parties agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the Parties allege a breach of this Agreement or as a complete defense to any lawsuit brought by any party. Other than this exception, the Parties agree that this Agreement will not be introduced as evidence in any proceeding or in any lawsuit.

13.Advice of Counsel: You acknowledge that you have read and fully understand the terms of this Agreement. The Company hereby advises you to consult with an attorney of your choice regarding the terms of this Agreement prior to signing this Agreement.

14.Consideration Period: You understand that you have at least 21 days from the date you receive this Agreement and any attached information to consider the terms of this Agreement, including whether to sign this Agreement (Consideration Period). If you choose to sign this Agreement before the Consideration Period ends, you represent that it is because you freely chose to do so after carefully considering its terms. You agree with the Company that changes, whether material or immaterial, do not toll or restart the running of the Consideration Period. You agree the Company has made no threats or promises to induce you to sign earlier.

15.Revocation Period: You shall have seven calendar days from the date you sign this Agreement to revoke this Agreement by delivering a written notice of revocation to the same person as you returned this Agreement identified in paragraph 16 (“Revocation Period”). If the Revocation Period expires on a weekend or holiday, you will have until the end of the next business day to revoke. This Agreement will become effective on the day after the end of the Revocation Period (“Effective Date”), provided you do not revoke this Agreement.

16.Return of Signed Agreement: You are required to return your signed Agreement, and any written revocation notice to Paul Igoe, Esquire, at paul.igoe@cranenxt.com.

17.No Interference with Rights: Nothing in this Agreement or in any Company agreement, policy, or practice (a) limits or affects your right to disclose or discuss sexual misconduct, hostile work environment, sexual harassment or sexual assault disputes, or any other unlawful or unsafe Company conduct or practices; (b) limits or affects your right to challenge the knowing and voluntary nature of the release of claims under the ADEA, (c) prevents you from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other any federal, state or local agency or entity charged with the enforcement of any laws; or from testifying, providing evidence, or responding to a subpoena or discovery request in court litigation or arbitration; or (d) requires you to disclose to the Company any such filing, communication or participation.

By signing this Agreement you are waiving your right to recover any individual relief (including any backpay, front-pay, reinstatement or other legal or equitable relief) in any charge, complaint, lawsuit or other proceeding brought by you or on your behalf by any third party, except for any right you may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency or where otherwise prohibited.
Notwithstanding your confidentiality and non-disclosure obligations in this Agreement and otherwise, you understand that as provided by the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
In exchange for the promises and mutual undertakings contained in this Agreement, the Company promises to provide the benefits set forth in this Agreement.
Sincerely,

/s/ Paul G. Igoe
Paul G. Igoe
Senior Vice President

You have read this Agreement and understand its legal and binding effect. You are acting voluntarily, deliberately, and of your own free will in signing this Agreement.

ACKNOWLEDGED AND AGREED

/s/ Jennifer Kartono
Jennifer Kartono

Date: February 11, 2025

Enclosure: 2025 Continuing Your Benefits

Exhibit A: Confidentiality, Non-Solicit and Non-Compete Agreement
Exhibit B: Supplemental Release

EXHIBIT A
Confidentiality, Non-Solicit, and Non-Compete Agreement

Name:_Jennifer Kartono________________________

Confidentiality, Non-Solicit, and Non-Compete Agreement

This Confidentiality, Non-Solicit, and Non-Compete Agreement (“Agreement”) is entered into between the undersigned individual (“I”, “me”, or “Employee”) and Crane NXT, Co., for the benefit of Crane NXT, Co. and its parents, direct and indirect subsidiaries, affiliates, successors, and assigns to or for which Employee provides services (individually or collectively, the “Company”). I understand the Company is a diversified manufacturer of highly engineered industrial products with a substantial presence in a number of focused niche markets (the Company’s “Business” or “line of business”). I understand that the Company seeks to employ me in a position of trust and confidence related to this line of business, and I wish to be employed in such a position. In consideration of my employment, including so as to incentivize me for continued future employment with the Company, certain stock grants1 being made to me by the Company on April 20, 2023, and the compensation and other benefits received as a consequence thereof, and the other mutual promises and representations of the parties made herein, the parties agree as follows:

1.Position of Trust and Confidence. In reliance upon the promises made by me in this Agreement, the Company will provide me with access to Confidential Information (including trade secrets) related to my position, and may also provide me specialized training related to the Company’s Business and/or the opportunity to develop relationships with the Company’s employees, business contacts (customers and others) and agents for the purpose of developing goodwill for the Company. I agree that my receipt of the foregoing would give me an unfair competitive advantage if my activities during employment, and for a reasonable period thereafter, were not restricted as provided for in this Agreement. While employed by the Company, I will have a duty of loyalty to the Company that includes: (a) an obligation to promptly notify it of business opportunities and threats, (b) an obligation to devote my full working time and best efforts to further the interests of the Company, (c) an obligation not to compete with the Company or assist any party in efforts to compete with the Company, (d) an obligation to avoid conflicts of interest and remain in compliance with any and all Codes of Ethics and comparable business policies applicable to my position, and (e) an obligation not to interfere with the business relationship between the Company and its customers, employees, suppliers or vendors for the benefit of any person or entity who is engaged in, or preparing to engage in an competing business enterprise.

2.Confidential Information and Company Property. Subject to Section 6, I agree to use Company’s Confidential Information only in the performance of my duties, to limit my handling and storage of Confidential Information in strict accordance with Company policies concerning same, to hold such information in confidence and trust, and not to engage in any unauthorized use or disclosure of such information during my employment and for so long thereafter as such information qualifies as Confidential Information. “Confidential Information” means an item of information or compilation of information in any form (tangible or intangible) related to the Company’s Business and of value to it that I acquire or gain access to as a consequence of my employment if the Company has not authorized public disclosure of it, and is not readily available to the public or persons outside the Company who can lawfully use it. By way of example and not limitation, Confidential Information shall be presumed to include: lists and records, contact information, private contract terms, business preferences, and historical transaction data regarding existing and prospective customers; non-public records and data regarding the Company’s financial performance; business plans and strategies, forecasts and analyses; internal business methods and systems, know how, and innovations; marketing plans, research and analysis; unpublished pricing information, and variables such as costs, discounting options, and profit margins; business sale and acquisition opportunities identified by the Company and related analysis; records of private dealings with vendors, suppliers, and distributors; and Company trade secrets. I acknowledge that items of Confidential Information are the
1 The associate understands and hereby acknowledges that he or she is responsible for the personal tax consequences of any stock grant awarded by the Company, and will review with his or her tax advisor whether any stock grant creates a taxable event upon grant by the Company, when it becomes vested with the associate, or when it is transacted (e.g., shares purchased, shares sold, or options exercised) by the associate.

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Company’s valuable assets and have economic value because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of the Company. I agree that all records, in any form (such as email, database, correspondence, notes, files, contact lists, drawings, specifications, spreadsheets, manuals, and calendars) that contain Confidential Information or otherwise relate to the Company’s Business, with the exception of wage and benefit related materials provided to me as an employee for my own use as an employee, are the property of the Company (collectively “Company Records”). I will follow all Company policies regarding use or storage of Company Records, and return all Company Records (including without limitation documents containing Confidential Information) (including all copies) when my employment with Company ends (for any reason, whether voluntarily or otherwise) or sooner if requested. Nothing in this Agreement’s confidentiality obligations will be construed to prevent me from using general knowledge, skill, and experience of the type customarily developed in the ordinary course of employment and that is of general utility in the industry and/or profession.

For the US: Confidential Information does not include information lawfully acquired by a non-management employee about wages, hours or other terms and conditions of employment when used for purposes protected by §7 of the National Labor Relations Act such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid or protection of laborers. For purpose of clarity, it shall still be a violation of this Agreement for a non-management employee to wrongfully compete by sharing Confidential Information with a competitor about other employees’ compensation and benefits which was obtained through the course of employment with the Company for purposes of assisting such competitor in soliciting Company employees. I understand that nothing in this Agreement, any other agreement I have with the Company, or any the Company policy, is intended to or shall prevent me from communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator. I understand that nothing in this Agreement or any the Company policy shall prevent or prohibit me from engaging in activities protected by state and federal law.

3.Protective Covenants. In order to protect the Company’s Confidential Information (including trade secrets) and key business relationships, I agree that maintaining the confidentiality of Company Confidential Information is an essential aspect of the Company’s decision to have entered into an employment relationship with me and to continue doing so once my employment has commenced (including from the date of this Agreement forward). Accordingly, I acknowledge that my employment and compensation has been accepted by the Company based on certain expectations regarding Company Confidential Information, and agree that while employed by the Company and for a period of one (1) year after my employment ends (“Restricted Period”) (irrespective of which party ends the relationship or why it ends, except where my termination is due to lay off, job elimination or termination at the convenience of the Company), I will not:

(a) solicit any employee of Company that I worked with, gained knowledge of, or was provided Confidential Information about through my employment with the Company (a “Covered Employee”) to leave the employment of the Company for the benefit of a Competing Business; or, (b) assist a Competing Business in efforts to hire away any Covered Employee; this paragraph shall be referred to as my “Employee Non-Solicit” covenant; or,

(b) solicit, or attempt to solicit a Covered Customer (term defined below), as defined below, for the purpose of doing any business that would compete with the Company’s Business, or (d) knowingly engage in any conduct that is intended to cause, or could reasonably be expected to cause the Customer to stop or reduce doing business with the Company, or that would involve diverting business opportunities away from the Company; this paragraph shall be referred to as my “Customer Non-Solicit” covenant; or,

(c) provide services for the benefit of a Competing Business within the Territory (terms separately defined below) that are the same or similar in function or purpose to those I provided to the Company during the Look Back Period; or, (f) take on any other responsibilities for a Competing Business that would involve the probable use or disclosure of Confidential Information or the conversion of Covered Customers to the benefit of a Competing Business or detriment of the Company; this paragraph shall be referred to as my “Noncompete” covenant.

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1.1Limitations. Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s employees. This Agreement is not intended to prohibit: (i) employment with a non-competitive independently operated subsidiary, division, or unit of a family of companies that include a Competing Business, so long as the employing independently operated business unit is truly independent and my services to it do not otherwise violate this Agreement; or, (ii) a passive and non- controlling ownership of less than 2% of the stock in a publicly traded company. If my principal place of employment is in the United States, this provision also does not preclude conduct protected by Section 7 of the NLRA such as joining or forming a union, engaging in collective bargaining, or engaging in other concerted activity for mutual aid and protection.

1.2Definitions and Understandings. “Competing Business” means any person or entity that engages in (or is planning to engage in) a business that competes with a portion of the Company Business that I had involvement with or access to Confidential Information about during the last two years of my employment (or such shorter period of time as I am employed) (the “Look Back Period”). “Covered Customer” means (i) a customer that I had material business-related contact or (ii) dealings with or access to Confidential Information about during the Look Back Period. “Territory” means (i) the geographic territory(ies) assigned to me by Company during the Look Back Period (by state, county, or (ii) other recognized geographic boundary used in the Company’s business); and, if I have no such specifically assigned geographic territory then: (iii-a) those countries, (iii-b) states or (iii-c) provinces in which Company does business that I participated in and/or about which I was provided access to Confidential Information during the Look Back Period; and, (iv) the country where I reside and the countries contiguous thereto provided my duties with the Company involved such contiguous countries. I am responsible for seeking clarification from the Company’s Human Resources department if it is unclear to me at any time what the scope of the Territory is. State and county references include equivalents. It will be presumed that to “solicit” means to interact with another person or entity with the purpose or foreseeable result being to cause or induce the person or entity to engage in some responsive action, irrespective of who first initiated contact. It shall not include general advertising (such as “help wanted” ads) that are not targeted at the Company’s employees or customers. My Employee and Customer Non-Solicit covenants are understood to be reasonably and logically limited by geography to those places or locations where the Covered Employee or Covered Customer is located and available for solicitation and I agree that no further geographic limitation is necessary to make the restrictions reasonable. However, if a different form of geographic limitation is necessary to make either of these Non-Solicit restrictions enforceable then the restriction(s) that need it for enforceability shall be considered limited to the Restricted Area.

4.Severability and Special Remedies. Each of my obligations under this Agreement shall be considered a separate and severable obligation. If a court determines that a restriction in this Agreement cannot be enforced as written due to an overbroad limitation (such as time, geography, or scope of activity), the parties agree that the court shall reform or modify the restrictions or enforce the restrictions to such lesser extent as is allowed by law. If, despite the foregoing, any provision contained in this Agreement is determined to be void or unenforceable, in whole or in part, then the other provisions of this Agreement will remain in full force and effect. The parties agree that the Company will suffer irreparable harm, in addition to any damages that can be quantified, by a breach of this Agreement by me. Accordingly, in the event of such a breach or a threatened breach of this Agreement, the Company will be entitled to all remedies that may be awarded by a Court of competent jurisdiction (including, but not limited to, injunctive relief, money damages, statutory penalties, clawbacks of grants under this Agreement or otherwise), recovery of its attorneys’ fees and expenses (including court costs, expert fees, travel expenses, and other expenses), and any other legal or equitable relief allowed by law.

5.Choice of Law. The Parties agree that the law of the State in which the Employee primarily resides and was last employed by the Company shall govern the interpretation, application, and enforcement of this Agreement, without regard to any choice of law rules of that or any other state. Notwithstanding the foregoing, all associates who primarily reside in India or who were last employed by the Company in India agree that the law of the country of Singapore, under Singaporean (SIAC) arbitration rules, shall govern the interpretation, application, and enforcement of this Agreement, without regard to any choice of law rules of that or any other state.

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6.Agreement Limitations. Nothing in this Agreement prohibits me from opposing or reporting an event that I reasonably and in good faith believe is a violation of law to the relevant law-enforcement agency (such as the U.S. Securities and Exchange Commission or Department of Labor), requires notice to or approval from the Company before doing so, or prohibits me from cooperating in an investigation conducted by such a government agency. This may include a disclosure of trade secret information provided that such disclosure must comply with the restrictions in the Defend Trade Secrets Act of 2016 (DTSA). The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document if such filing is under seal so that it is not made public. Also, an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order. Nothing in this Agreement shall be construed to prohibit me from using information I acquire regarding the wages, benefits, or other terms and conditions of employment at the Company for any purpose protected under applicable law, unless the information is entrusted to me in confidence by Company as part of my job duties or, in the United States is covered under Section 7 of the NLRA (which provides covered employees a right to self-organization, to form, join, or assist labor organizations, to bargain collectively through representatives of their own choosing, and to engage in other concerted activities for the purpose of collective bargaining or other mutual aid or protection, and to refrain from any or all of such activities).

7.Survival, All Duties and At-Will Status Preserved. Nothing in this Agreement limits or reduces any common law or statutory duty I owe to the Company, nor does this Agreement limit or eliminate any remedies available to the Company for a violation of such duties. This Agreement will survive the expiration or termination of Employee’s employment with the Company and/or any assignee pursuant to Paragraph 9 and shall, likewise, continue to apply and be valid notwithstanding any change in the Employee’s duties, responsibilities, position, or title. Nothing in this Agreement creates a contract for term employment or limits either party’s right to end the employment relationship between them if provided under applicable law.

8.Fairness Extension. If I violate one of the post-employment restrictions in this Agreement that contains a time limitation, and subject only to applicable law, the time period for the restriction at issue shall be extended by the greater of either: (i) one day for each day I remain in violation of the restriction, or (ii) the length of the legal proceedings necessary to secure enforcement of the restriction; provided, however, that this extension of time shall be capped so that it does not extend the original expiration date for more than one year. This is referred to as the “Fairness Extension.”

9.Assignment. This Agreement, including the restrictions on Employee’s activities set forth herein, also apply to any parent, subsidiary, affiliate, successor and assign of the Company to which Employee provides services or about which Employee receives Confidential Information. I acknowledge that the Company and its parent, subsidiaries, affiliates, and divisions that I provide services to or receive Confidential Information about during my employment (including but not limited to Crane NXT, Co.) are all intended beneficiaries of this Agreement, shall have the right to enforce this Agreement, and shall be treated the same as Company entity that is my employer for purposes of the protections of this Agreement. The Company shall have the right to assign this Agreement at its sole election without the need for further notice to or consent by Employee.

10.Assignment of Intellectual Property. I am employed by the Company to use my creative and inventive capacity and abilities for the benefit of the Company. My wages as an employee fully compensate me for these services, the work product of my services, and the related agreements below. Subject to Section 12, all inventions, developments, designs, discoveries, innovations, business methods, improvements, ideas, know how, recommendations, copyright eligible works, trade secrets and other forms of legally protectable intellectual property (“Proprietary Developments”) that I conceive, create, discover or develop during my employment is work made for hire and the property of the Company. Subject to Section 12, I hereby assign to the Company all right, title and interest in and to any and all Proprietary Developments discovered, conceived, created, or made by

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me (alone or with others) during employment (whether during regular working hours or not), that either: (a) relate to the Company’s business or its actual or demonstrably anticipated research and development, (b) were developed or discovered with the assistance of Confidential Information, tools, equipment, personnel or other resources of the Company, or (c) are suggested by, related to, or result from any work performed by me for the Company; provided, however, that the foregoing assignment shall exclude any invention which cannot be lawfully assigned through an employment contract under applicable law.2 Also, during and after my employment, without charge to the Company, but at its expense, I will (a) execute, acknowledge and deliver to the Company all papers necessary to obtain patents for its own benefit on said inventions in any and all countries, and said patents and inventions shall remain the property of the Company whether patented or not, and (b) provide such assistance as the Company deems necessary to apply for, defend or enforce any and all patents based on, or relating to, any invention.
11.Confidential Information Belonging to Prior Employers. During my employment by the Company, I agree not to use confidential information belonging to any prior employer. I am not subject to any obligation to a former employer or otherwise that would restrict my right work for the Company; I am not in violation of any such restrictive covenant; and I agree to pay the Company for all costs, expenses and reasonable attorney’s fees the Company incurs in defending itself in connection with any breach of the terms of this paragraph.

12.Information Belonging to Employee, Exceptions to this Agreement. I hereby certify: (i) that I have informed the Company, in writing as forth in Appendix B, of any and all information or inventions which I claim as my own and intend to exclude from this Agreement; (ii) that all such information or inventions were developed by me prior to the commencement of my employment with the Company, or was or will be developed entirely on my own time outside of my regular working hours without the use of the Company’s equipment, supplies, facilities, resources, trade secrets, or Confidential Information; (iii) that all such information or inventions do not relate to the present or anticipated business, research, development, tests, products, work or activities of the Company; and (iv) that none of such information or inventions results from or was suggested by any work I or others may do for the Company.

13.Careful Reading and Opportunity to Obtain Advice of Counsel. Employee acknowledges that Employee has read and considered this Agreement carefully, and understands the provisions herein. Employee also acknowledges that the Company has provided time so that Employee has had the opportunity to confer with Employee’s own attorney prior to executing this Agreement.

14.Effective Date. This Agreement shall be considered made and effective on the date signed by me below unless I am entering into this Agreement as part of my original hiring, transfer or promotion into a new position in which case this Agreement is understood to be made and effective as of the first day of my employment in such new position (whether reduced to writing on that specific date or not).

2 This Agreement’s assignment provisions are limited to only those inventions that can be lawfully assigned by an employee to an employer. In the US, state laws limiting the scope of assignable inventions include DE (19.805), KS (44-130), MN (13A-181.78); NC (10A-66-57.1), UT (34-39-l et seq.), WA (49.44.140). NOTICE: I acknowledge notice that to the extent one of the foregoing laws applies, my invention assignment agreement will not apply to an invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, unless: (1) the invention relates directly to the business of the Company or to the Company's actual or demonstrably anticipated research or development; or (2) the invention results from any work performed by me for the Company. Similarly, to the extent California Labor Code Section 2870, or Illinois 765ILCS1060/1-3, "Employees Patent Act", controls then the same notice will apply absent the word “directly” in part (1).

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I (Employee) acknowledge that I have read and understand the Agreement and agree to be legally bound by it.

AGREED:

Employee                        The Company

/s/ Jennifer Kartono                    By: /s/ Paul G. Igoe
(signature)
                            Its: SVP, General Counsel & Secretary
Jennifer Kartono
(name printed)

Date: 4/28/2023

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APPENDIX A
(Applicable in the US)

Alabama:
If Alabama law controls, then: The Covered Employees under my Employee Non-Solicit will be further limited to employees who are in a position uniquely essential to the management, organization, or service of the business (such as an employee involved in management or significant customer sales or servicing). And, “Covered Customers” shall be understood to refer to current customers of the Company that I had material contact with in the Look Back Period.
California:
If California law controls, then: If I primarily reside and work for the Company in California, then the first paragraph of Section 3 of the Agreement is revised and replaced as follows:
In order to protect the Company’s Confidential Information (including trade secrets) and key business relationships, I agree that maintaining the confidentiality of Company Confidential Information is an essential aspect of the Company’s decision to have entered into an employment relationship with me and to continue doing so once my employment has commenced (including from the date of this Agreement forward). Accordingly, I acknowledge that my employment and compensation has been accepted by the Company based on certain expectations regarding Company Confidential Information, and agree that I will not engage in the activities as outlined in sub-paragraphs 3(a), (b) and (c) while employed by the Company.

Colorado:
If Colorado law controls, then: If I do not qualify as executive or management personnel, an officer, or an employee who constitutes professional staff to executive and management personnel within the meaning of § 8-2-113(2)(d) of Colorado Revised Statutes § 8-2-113, et. seq. (the “Colorado Noncompete Act”), then: (a) the definition of “Covered Customer” shall be deemed modified to cover only those customers with respect to which I would have been provided trade secret information in the Look Back Period; and, (b) I stipulate that the Employee and Customer Non-Solicit and Noncompete covenants are all reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b). I further acknowledge that the Company provided me with a separate notice advising me of the terms of this Agreement in accordance with CRS § 8-2-113.

Georgia:
If Georgia law controls then: The definition of the Restricted Area referred to in the Agreement shall be understood to be the territory where I (the employee) am working at the time of termination and I stipulate that the provisions of the Agreement provide me with adequate means to reasonably determine the maximum scope of the restraints placed upon me at the time of my employment termination. The definition of Confidential Information shall exclude data or information (A) which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by me or another employee without authorization from the Company; (B) which has been independently developed and disclosed by others; or (C) which has otherwise entered the public domain through lawful means.

Illinois:
If Illinois law controls then: I acknowledge that the Company gave me at least 14 days to consider whether to sign this Agreement and that it also recommended I consult with my personal attorney.

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Louisiana:
If Louisiana law controls then: The meaning of my “Restricted Area” shall be understood to include the parishes (and equivalents) in the following list so long as Company continues to carry on business therein: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Calcasieu, Caldwell, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson Davis. Jefferson, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Plaquemines, Pointe Coupee, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John the Baptist, St. Landry, St. Martin, St. Mary, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermillion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana, Winn; and, if counties (or their equivalents) in my Restricted Area that are located outside of Louisiana must also be specified by name, I acknowledge that the names at issue are the remaining counties in the United States listed by the U. S. Census Bureau found at https://en.wikipedia.org/wiki/List_of_counties_by_U.S._state_and_territory (which list is incorporated here by reference). My Customer Non-Solicit covenant shall be limited to the parishes and counties (or their equivalents) from the foregoing lists that fall within my Restricted Area. I agree that the foregoing provides me with adequate notice of the geographic scope of the restrictions contained in the Agreement by name of specific parish or parishes (and equivalents), municipality or municipalities, and/or parts thereof.

Maine:
If Maine law controls, then: I acknowledge that if I am being initially hired by the Company that I received a copy of this Agreement prior to receiving a formal offer of employment from the Company and was given at least three business days to consider the Agreement before signing. My Noncompete covenant will not take effect until after one year of employment is completed or a period of six months from the date the agreement is signed has transpired, whichever is later.

Massachusetts:
If Massachusetts law controls then: If I breach my Noncompete covenant and also breach my fiduciary duty to the Company and/or I have unlawfully taken, physically or electronically, any Company Records, then the Restricted Period shall be extended to a period of two (2) years from the cessation of employment. And, the Noncompete covenant will not apply to me if my employment is terminated without cause or if I am terminated as part of a reduction in force. For purposes of the foregoing test only, “cause” to terminate my employment will exist if the Company concludes I have (i) committed, admitted committing, or plead guilty to a felony or crime involving moral turpitude, fraud, theft, misappropriation, or dishonesty, (ii) violated a material term of this Agreement or Company policy, (iii) engaged in insubordination, or failed or refused to perform assigned duties of my position despite reasonable opportunity to perform, (iv) failed to exercise reasonable care and diligence in the exercise my duties for the Company, or (iv) engaged in conduct or omissions that I knew, or should have known (with the exercise of reasonable care), would cause, or be likely to cause, harm to the Company or its reputation in the business community. If I am being initially hired by the Company I confirm that I received a copy of this Agreement prior to receiving a formal offer of employment from the Company or at least ten (10) business days before commencement of my employment, whichever came first; and if I was already employed by the Company at the time of signing this Agreement, I confirm that I was provided a copy of this Agreement at least ten (10) business days before the effective date. I

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acknowledge and agree that I have received an equity award from the Company, which I agree to be fair and reasonable consideration in exchange for my post-employment non-competition covenant. The Noncompete covenant shall not apply to me post-employment if I am classified as non-exempt under the FLSA, 18 years or younger, or an undergraduate or graduate student in an internship or other short-term employment relationship while enrolled in college or graduate school.

Minnesota:
If Minnesota law controls, then: I acknowledge that I was provided with notice of this Agreement when offered employment and was aware that execution of an agreement with noncompete and Non-Solicit restrictions was a requirement of employment when I accepted the Company’s offer.

Nevada:
If Nevada law controls, then: The post-employment period of the Noncompete covenant will not be applicable until I have either been employed with the Company for sixty (60) days or received an equity participation award from the Company. And, the Customer Non-Solicit obligation shall be amended to provide that nothing in it prohibits me from providing service to a former customer that I did not solicit if the customer voluntarily chooses to seek services from me without any contact instigated by me, and I am otherwise in compliance with my Noncompete covenant.

Further, I acknowledge and agree that the Company is the sole owner of any Proprietary Developments I create during the course of my employment with the Company that is directly related to any work performed during the course of my employment with the Company.

New Hampshire:
If New Hampshire law controls then: The Noncompete covenant will not apply to me if I earn an hourly rate less than or equal to 200 percent of the federal minimum wage; and (b) I confirm that I was given a copy of this Agreement prior to a change in job classification or the offer of employment.

New York:
If New York law controls then: My Customer Non-Solicit covenant shall be modified so that “Covered Customers” excludes those customers who became a customer of the Company as a result of my independent contact and business development efforts with the customer prior to and independent from my employment with the Company.

North Carolina:
If North Carolina law controls then: The Look Back Period shall be reduced from two years to one year. I also acknowledge and agree that my assignment of Proprietary Developments to the Company pursuant to Section 10 of the Agreement cannot be revoked or rescinded in the event of a dispute between me and the Company concerning payment of compensation or benefits to me.

North Dakota:
If North Dakota law controls then: The Employee Non-Solicit, Customer Non-Solicit and Noncompete covenants will not apply to me; provided, however, that conduct of the same nature that also involves misappropriation of Company trade secrets will remain prohibited activity and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company would have

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against me under trade secret law, unfair competition law, or other laws applicable in North Dakota absent this Agreement.

Oklahoma:
If Oklahoma law controls then: The Noncompete covenant shall not apply to me, and the Customer Non-Solicit covenant shall be modified to provide that cannot directly solicit the established customers of the Company for the purpose of doing any business that would compete with the Company’s Business. However, conduct involving misappropriation of Company trade secrets shall remain prohibited and nothing in this Agreement shall be construed to limit or eliminate any rights or remedies the Company would have against me under trade secret law, unfair competition law, or other laws applicable in Oklahoma absent this Agreement.

Oregon:
If Oregon law controls then: If I am a new employee, I confirm that I was notified in a written offer of employment received two weeks before the commencement of my employment that a noncompetition agreement was a condition of employment with the Company, and if I was already employed by the Company at the time of signing this Agreement, I confirm that this agreement was entered into upon a subsequent bona fide advancement of me by the Company.

Washington:
If I am a Washington based employee of the Company then: The Noncompete covenant will not be or become enforceable against me unless or until my earnings from the Company, when annualized, exceed the then inflation-adjusted equivalent in accordance with the requirements of Washington Noncompete Act (Chapter of Title 49 RCW enacting ESHB 1450 of the 66th Legislature, 2019 Regular Session) (the “Washington Act”). In the event my employment is terminated as a result of a layoff, the Noncompete obligation will not be enforced by the Company unless the Company agrees at the time of my layoff to provide me with the payments required by the Washington Act to keep the Noncompete obligation in effect. And, I confirm that I was given ten (10) business days to consider this Agreement before accepting it, and if I am a newly hired employee I was given advance notice of the terms of this Agreement prior to accepting the Company’s offer of employment. If this Agreement is entered into after the commencement of my employment with the Company, I confirm that I was given independent consideration that involves new promises or obligations previously not required of the parties.

Wisconsin:
If Wisconsin law controls then: The definition of a Covered Employee shall be modified so that the employee must also be someone who is entrusted with Confidential Information by the Company that could be used to compete.

*            *            *

Confidential Information Use Limitation. If the law of Arizona, Arkansas, Connecticut, Illinois, Montana, North Carolina, South Carolina, Wisconsin, or Virginia controls and it is necessary under the controlling law for the restriction on my post-employment use of Confidential Information to have a time limitation to be enforceable then the restriction on my post-employment use of Confidential Information that does not qualify as a trade secret will expire three (3) years after my employment ends. My obligations regarding trade secret information will not be affected by this time limitation and will remain in effect as long as the information qualifies as a trade secret.

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EXHIBIT B
Supplemental Release

In further consideration for the agreements made in my Separation and Release Agreement of February 10, 2025 (Separation Agreement), including the obligation to sign this Supplemental Release and to receive severance and other compensation as indicated in the Separation Agreement, I and any person acting by, through, under or on behalf of me, release, waive, and forever discharge Crane NXT, Inc. (“Company”), its parents, subsidiaries, affiliates, and related entities and all of their respective agents, attorneys, employees, officers, directors, shareholders, members, managers, employee benefit plans and fiduciaries, insurers, successors, and assigns (the “Released Parties”) from any and all claims, liabilities, actions, demands, obligations, agreements, or proceedings of any kind, individually or as part of a group action, whether known or unknown, arising out of, or connected with, claims of unlawful discrimination, harassment, retaliation, or failure to accommodate; the terms and conditions of my employment; my compensation and benefits; and/or the termination of my employment, including, but not limited to, all matters in law, in equity, in contract, or in tort, or pursuant to statute, including damages, attorney’s fees, costs and expenses and, without limiting the generality of the foregoing, to all (i) any and all claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967 (ADEA), the Family and Medical Leave Act (FMLA), the Employee Retirement Income Security Act (ERISA), the National Labor Relations Act (NLRA), the Pregnancy Discrimination Act, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act (ADA), the Uniformed Services Employment and Reemployment Rights Act (USERRA), the Massachusetts Fair Employment Practices Act, the Massachusetts Payment of Wages Law, the Massachusetts Minimum Wage Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act,  the Massachusetts Labor and Industries Act,  the Massachusetts Privacy Act, the Massachusetts Independent Contractor Statute, the Massachusetts Earned Sick Time Law, the Anti-discrimination provisions of the Massachusetts Paid Family and Medical Leave Act , any amendments to such laws, any other federal, state, or local constitution, charter, law, rule, ordinance, regulation, or order; (ii) claims based on veterans status; (iii) claims in equity or under common law including but not limited to claims for tort, breach of contract (express or implied, written or oral), wrongful discharge, defamation, emotional distress, and negligence.
I understand this release of claims does not apply to (a) any claims or rights that may arise after I sign this Supplemental Release, (b) the Company’s expense reimbursement policies, (c) any vested rights under the Company’s employee benefit and compensation plans as applicable on the date I sign this Release, and (d) any claims that the controlling law clearly states may not be released by private agreement.

VOLUNTARY AGREEMENT; ADVICE OF COUNSEL; CONSIDERATION AND REVOCATION PERIODS
I understand and acknowledge that:
(a)The consideration for this Supplemental Release is in addition to anything of value to which I already am entitled and as set forth in my Separation and Release Agreement, and is not wages, a wage increase, a bonus, or any other form of compensation for services performed. Standard deductions will be made to the consideration for this Supplemental Release.
(b)I have had the opportunity to seek, and I am advised in writing to seek, legal counsel prior to signing this Supplemental Release.
(c)I have been given at least 21 days from the date I received this Supplemental Release and any attached information to consider the terms of this Supplemental Release before signing it (“Consideration Period”). In the event I choose to sign this Supplemental Release prior to the expiration of the Consideration Period, I represent that I am knowingly and voluntarily waiving the remainder of the Consideration Period. I understand that having waived some portion of the Consideration Period the Company may expedite the processing of benefits provided to me in exchange for signing this Supplemental Release. I agree with the Company that changes, whether material or immaterial, do not restart the running of the Consideration Period.

(d)If I sign this Supplemental Release, I can change my mind and revoke it within seven days after signing it by returning it (“Revocation Period”). I understand that this Supplemental Release will not be effective until after this Revocation Period has expired (“Effective Date”), and I will not be entitled to receive any benefits until after the Supplemental Release becomes effective. If the Revocation Period expires on a weekend or holiday, I understand I have until the end of the next business day to revoke.
(e)I will return my signed Supplemental Release and any written revocation notice by hand delivery, mail or email to Paul Igoe, Esquire, at paul.igoe@cranenxt.com.
(f)I have (i) received all compensation due me as a result of services performed for the Company with the receipt of my final paycheck; (ii) reported to the Company any and all work-related injuries or occupational disease incurred by me during my employment by the Company; (iii) been properly provided any leave requested because of my or a family member’s health condition or military service and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (iv) had the opportunity to provide the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of any Released Party; and (v) no pending claim against the Company or any Released Party for sexual assault; sexual harassment; or unlawful workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or act of retaliation against a person for reporting or opposing harassment or discrimination whether or not filed in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal complaint process.

BINDING AGREEMENT AND PROMISE NOT TO SUE
I understand that following the Revocation Period, this Supplemental Release will be final and binding. I promise that I will not file a lawsuit or arbitration proceeding based on any claim that I have settled by the Separation Agreement and this Supplemental Release. If I break this promise or fail to comply with my obligations under this Supplemental Release, I agree to pay all of the Company’s costs and expenses (including reasonable attorneys’ fees) related to the defense of any such lawsuit or arbitration, or any Released Party’s efforts to enforce the terms of this Supplemental Release, except this promise not to sue does not apply to claims challenging the knowing and voluntary nature of this Supplemental Release that I may have under the Older Workers Benefit Protection Act (OWBPA) and the ADEA. Although I am releasing claims that I may have under the OWBPA and the ADEA, I understand that I may challenge the knowing and voluntary nature of this Supplemental Release under the OWBPA and the ADEA before a court, the Equal Employment Opportunity Commission (EEOC), or any other federal, state or local agency charged with the enforcement of any employment laws. This provision is not intended to preclude otherwise available recovery of attorneys’ fees or cost specifically authorized under applicable law.

GENERAL PROVISIONS
This Supplemental Release along with the Separation Agreement constitute the complete and total agreement between the Company and me with respect to issues addressed in those two documents except my obligations under previously signed confidentiality, trade secrets, inventions, unfair competition, and arbitration or other dispute resolution agreements remain intact. I represent that I am not relying on any other agreements or oral representations not fully expressed in this document including any attachments. I agree that this Supplemental Release shall not be modified, altered, or discharged except by written instrument signed by an authorized Company representative and me. The headings in this document are for reference only and shall not in any way affect the meaning or interpretation of this Supplemental Release. I agree that this Supplemental Release will not be introduced as evidence in any administrative proceeding or in any lawsuit. I agree that should any part of this Supplemental Release except the release of claims be found to be void or unenforceable by a court of law or arbitrator, that determination will not affect the remainder of this Supplemental Release. Moreover, the court or arbitrator shall interpret and reform the invalid or unenforceable provision so as to comply with legal requirements and the intent of the parties. I understand the Company will not accept this Supplemental Release if it is signed or returned prior to my last day of employment.

PROTECTED RIGHTS
Nothing in this Agreement or in any Company agreement, policy, or practice (a) limits or affects my right to disclose or discuss sexual misconduct, hostile work environment, sexual harassment or sexual assault disputes, or any other unlawful or unsafe Company conduct or practices; (b) limits or affects my right to challenge the knowing and voluntary nature of the release of claims under the ADEA, (c) prevents me from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Department of Justice, the Securities and Exchange Commission, the Occupational Safety and Health Administration, law enforcement, or any other any federal, state or local agency or entity charged with the enforcement of any laws; or from testifying, providing evidence, or responding to a subpoena or discovery request in court litigation or arbitration; or (d) requires me to disclose to the Company any such filing, communication or participation. The Company may not retaliate against me for any of these activities.

By signing this Supplemental Release I am waiving my right to recover any individual relief (including any backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by me or on my behalf by any third party; provided that nothing in this Supplemental Release or otherwise requires me to waive any monetary award or other payment that I may become entitled to from the Securities and Exchange Commission, the Department of Justice or any other federal, state or local governmental agency or commission (subject to the following sentence). Further, nothing in this Agreement precludes me from filing a charge of discrimination with the Equal Employment Opportunity Commission (the “EEOC”) or a like charge or complaint with a state or local fair employment practice agency; however, once this Supplemental Release becomes effective, I may not receive a monetary award in connection with any such charge or complaint that I file or is filed on my behalf with the EEOC or state or local fair employment agency.
I have read this Supplemental Release and understand its legal and binding effect. I am acting voluntarily, deliberately, and of my own free will in signing this Supplemental Release. I understand that I cannot sign this Release prior to my Termination Date of April 25, 2025.

Dated: ___________    Signature: __________________________    Name: _________________